Exhibit 99.4

SPECIAL MEETING OF SHAREHOLDERS OF

GREEN BANCORP, INC.

[•], 2015

Go GREEN

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Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20230000000000000000 0	061015

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Green Share Issuance: Approval of the issuance of shares of Green common stock in connection with the merger of Panther Merger Sub Corp., a wholly-owned subsidiary of Green, with and into Patriot Bancshares, Inc.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. Adjournment: Approval of the adjournment of the Green special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Green share issuance proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

These items of business are more fully described in the joint proxy statement/prospectus.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder                         Date:               Signature of Shareholder                         Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

GREEN BANCORP, INC.

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [•], 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The Special Meeting of Shareholders of Green Bancorp, Inc. (the “Company”) will be held at 4000 Greenbriar, Houston, TX 77098, on [•], 2015, beginning at [•]. Central Daylight Savings Time.  The undersigned hereby acknowledges receipt of the related Notice of Special Meeting of Shareholders and Proxy Statement dated [•], 2015 accompanying this proxy.

The undersigned shareholder hereby appoints Manuel J. Mehos and John P. Durie, and each of them, attorneys-in-fact and agents, with full power of substitution, to vote as proxy all shares of common stock, par value $0.01 per share, of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the Special Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment(s) thereof, including any matter presented by a shareholder at such meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws.

This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned’s directions set forth herein.  If no direction is made, this proxy will be voted (1) FOR the issuance of shares of Green common stock in connection with the merger that is more specifically described in the accompanying proxy statement and (2) FOR the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Green share issuance proposal.

This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR items 1 and 2 unless otherwise indicated.

(Continued and to be signed on the reverse side.)